UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

SOMAXON PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 210, San Diego, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 480-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 22, 2010, Somaxon Pharmaceuticals, Inc. (“Somaxon”) entered into a lease (the “Lease”) with PRII Gateway Torrey Hills LLC (“Gateway”) to lease approximately 5,661 rentable square feet of office space on the 1st floor of the building located at 3570 Carmel Mountain Road, San Diego, California 92130 (the “Building”). The Lease will begin on May 1, 2010 and will extend for a one-year term, with the option to negotiate a new lease for a three-year term on the same premises. During the one-year term, Somaxon has the right of first offer to lease an additional 7,000 to 15,000 square feet in the Building for a five-year lease term, at the same base rent per square foot, subject to annual increases of three percent.

The Lease is entered into as the current sublease at 420 Stevens Avenue, Suite 210, Solana Beach, California 92075 expires on June 30, 2010. Somaxon intends to use the leased premises as its new corporate headquarters beginning as of May 1, 2010. As of that date, all written inquiries should be addressed to Somaxon at its new mailing address, 3570 Carmel Mountain Road, Suite 100, San Diego, California 92130.

Somaxon paid Gateway a security deposit of $17,549.10 and the monthly rent will be $17,549.10, plus utilities. The monthly rent includes the payment of taxes, maintenance and insurance during the initial one-year term.

A complete copy of the Lease is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Lease is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Lease Agreement between Somaxon Pharmaceuticals, Inc. and PRII Gateway Torrey Hills LLC dated as of April 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: April 28, 2010
By: /s/ Matthew W. Onaitis
Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Lease Agreement between Somaxon Pharmaceuticals, Inc. and PRII Gateway Torrey Hills LLC dated as of April 22, 2010.